
<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of the Company for the six-month period ended June 30, 2000 and should be read in conjunction with, and is qualified in its entirety by, such financial statements.
</LEGEND>
<CIK>                                 0001025362
<NAME>              GOLDEN QUEEN MINING CO. LTD.
<MULTIPLIER>                                   1
<CURRENCY>                                   USD

<PERIOD-TYPE>                              6-MOS
<FISCAL-YEAR-END>                    DEC-31-2000
<PERIOD-START>                       JAN-01-2000
<PERIOD-END>                         JUN-30-2000
<EXCHANGE-RATE>                                1
<CASH>                                      567,643
<SECURITIES>                                      0
<RECEIVABLES>                                 2,109
<ALLOWANCES>                                      0
<INVENTORY>                                       0
<CURRENT-ASSETS>                        587,868 <F1>
<PP&E>                                  29,080,925 <F2>
<DEPRECIATION>                              321,107
<TOTAL-ASSETS>                           29,668,793
<CURRENT-LIABILITIES>                       110,361
<BONDS>                                           0
<PREFERRED-MANDATORY>                             0
<PREFERRED>                                       0
<COMMON>                                 34,155,989
<OTHER-SE>                              (5,342,485) <F3>
<TOTAL-LIABILITY-AND-EQUITY>             29,668,793
<SALES>                                           0
<TOTAL-REVENUES>                        27,057 <F4>
<CGS>                                             0
<TOTAL-COSTS>                                     0
<OTHER-EXPENSES>                        285,697 <F5>
<LOSS-PROVISION>                                  0
<INTEREST-EXPENSE>                                0
<INCOME-PRETAX>                                   0
<INCOME-TAX>                                      0
<INCOME-CONTINUING>                               0
<DISCONTINUED>                                    0
<EXTRAORDINARY>                                   0
<CHANGES>                                         0
<NET-INCOME>                               (258,640)
<EPS-BASIC>                                   (0.01)
<EPS-DILUTED>                                 (0.01)

<F1>       Includes prepaid expenses and other current assets of $18,116.
<F2>       Consists of properties and equipment, net of depreciation of
           $967,853; mineral properties of $27,092,071; and other long-term assets of $1,021,001.
<F3>       Consists of $5,432,486 of deficit accumulated during the development stage.
<F4>       Consists of interest income of $24,442, and other income of $2,615.
<F5>       Consists of general and administrative expenses of $285,697.

